SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2005
Insignia Solutions plc
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

41300 CHRISTY STREET FREMONT, CALIFORNIA 94538 UNITED STATES OF AMERICA	THE MERCURY CENTRE, WYCOMBE LANE WOOBURN GREEN HIGH WYCOMBE, BUCKS HP10 0HH UNITED KINGDOM
(Address of principal executive offices) (Zip code)
(510) 360-3700
(44) 1628-539500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
     On November 22, 2005, Insignia Solutions plc (the “Registrant”) received a NASDAQ Staff Determination letter from The NASDAQ Stock Market indicating that the Registrant had not filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 as required by NASDAQ Marketplace Rule 4310(c)(14), and that the Registrant’s securities are therefore subject to delisting from the Nasdaq Stock Market at the opening of business on December 1, 2005.
     The NASDAQ Stock Market rules permit the Registrant to request a hearing before a NASDAQ Listing Qualifications Panel to review The NASDAQ Stock Market’s decision to delist the Registrant’s American Depositary Shares, representing ordinary shares of the Registrant. The Registrant intends to request a hearing before a NASDAQ Listing Qualifications Panel. The Registrant’s American Depositary Shares will remain listed on The NASDAQ Stock Market pending the outcome of the NASDAQ Listing Qualifications Panel’s decision. The Registrant plans to file its Quarterly Report on Form 10-Q for the fiscal year ended September 30, 2005 as soon as practicable. However, the Registrant cannot provide any assurances that the NASDAQ Listing Qualifications Panel will allow the continued listing of the Registrant’s American Depositary Shares on the Nasdaq SmallCap Market.
     As a result of the Registrant’s filing delinquency, the Registrant’s trading symbol will change from “INSG” to “INSGE” commencing on November 25, 2005.
     On November 23, 2005, the Registrant issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.01, reporting that it had received a NASDAQ Staff Determination letter described in this Current Report on Form 8-K.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits

Number	Description

99.01	Press release dated November 23, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Solutions plc
Date: December 1, 2005	By:	/s/ Mark McMillan
Mark McMillan
President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

99.01	Press release dated November 23, 2005.